================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  ------------

                                   FORM 8-K/A

                           AMENDMENT TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 30, 1996


                                  ------------


                              MORGAN PRODUCTS LTD.
             (Exact name of registrant as specified in its charter)



                 Delaware                            06-1095650
        (State or other jurisdiction     (I.R.S. Employer Identification No.)
             of incorporation)


                          Commission File Number 1-9843

                 469 McLaws Circle, Williamsburg, Virginia 23185
               (Address of principal executive offices) (Zip Code)


                                 (757) 564-1700
              (Registrant's telephone number, including area code)


                                  ------------


================================================================================

         The undersigned registrant hereby amends the following items of its Current Report on Form 8-K filed September 13, 1996 as set forth in the pages attached hereto:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
- ----------------------------------------------------------------------------

         In accordance with Item 7 of the registrant's Current Report on Form 8-K filed September 13, 1996, the registrant appends to the Form 8-K the following financial statements, pro forma information and exhibits:

         (a)      Financial Statements of Business Acquired

                  The following financial statements of Tennessee Building Products, Inc. and Subsidiary are attached hereto as Appendix
                  A:

                  1.       Report of Independent Accountants

                  2. Consolidated Balance Sheets at December 31, 1994 and 1995 and June 30, 1996 (unaudited)

                  3. Consolidated Statements of Operations for the three years ended December 31, 1995 and for the six months ended June 30, 1995 and 1996 (unaudited)

                  4. Consolidated Statements of Changes in Stockholders' Equity for the three years ended December 31, 1995 and the six months ended June 30, 1996 (unaudited)

                  5. Consolidated Statements of Cash Flows for the three years ended December 31, 1995 and the six months ended June 30, 1995 and 1996 (unaudited)

                  6.       Notes to Consolidated Financial Statements

         (b)      Pro Forma Financial Information

                  The following combined pro forma financial information is attached hereto as Appendix B:

                  1. Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1995

                  2. Unaudited Pro Forma Combined Statement of Operations for the six months ended June 29, 1996

                  3.       Unaudited  Pro Forma  Combined  Balance Sheet at June
                           29, 1996

                  4.       Notes  to  Unaudited  Pro  Forma  Combined  Financial
                           Statements

         (c)      Exhibits

                  1.  Consent of Kraft Bros., Esstman, Patton & Harrell, PLLC

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MORGAN PRODUCTS LTD.



                                       By: /s/ Douglas H. MacMillan
                                           _____________________________
                                               Douglas H. MacMillan
                                               Vice President and Chief
                                                 Financial Officer



DATE:  September 27, 1996

                                                                     APPENDIX A

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Tennessee Building Products, Inc.
Nashville, Tennessee


We have audited the accompanying consolidated balance sheets of Tennessee Building Products, Inc. and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tennessee Building Products, Inc. and Subsidiary as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 14 to the financial statements, on July 28, 1996, the Companies entered into an agreement to sell substantially all of their assets and operations.


                              /s/ KRAFT BROS., ESSTMAN, PATTON & HARRELL, PLLC

Nashville, Tennessee
February 16, 1996, except for Note 14 which is dated August 30, 1996.

                                  TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY
                                             CONSOLIDATED BALANCE SHEETS

                                                                          DECEMBER 31,                   JUNE 30,
                                                                    1994               1995                1996
                                                                    ----               ----                ----
                                                                                                        (Unaudited)
              ASSETS
CURRENT ASSETS
Cash and cash equivalents - Note 13                             $   313,627         $   827,023        $   152,627
Accounts receivable - trade, less
 allowance for doubtful accounts:
     1995 - $664,408; 1994 - $614,608
      - Notes 5 and 13                                            5,539,676           6,021,346          6,640,255
Federal and state income taxes
 receivable                                                             ---             114,585              7,395
Inventories - Notes 2 and 5                                       6,526,039           5,912,959          6,442,642
Prepaid expenses and other                                          173,351             115,225            246,401
                                                                -----------         -----------        -----------
TOTAL CURRENT ASSETS                                             12,552,693          12,991,138         13,489,320

PROPERTY AND EQUIPMENT - at cost,
 less accumulated depreciation -
 Notes 3 and 5                                                    1,268,846           1,271,082          1,361,315

OTHER-ASSETS
Deferred income taxes - Note 4                                       43,988              86,100            117,495
Cash surrender value of officer's
  life insurance                                                     21,155              49,833             49,833
                                                                -----------         -----------        -----------
                                                                $13,886,682         $14,398,153        $15,017,963
                                                                ===========         ===========        ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade                                        $ 1,650,191         $ 2,380,082        $ 2,601,462
Accrued taxes and expenses
 - Note 12                                                        1,423,414           1,349,798          1,062,557
Federal and state income
 taxes payable                                                      226,906               4,553                ---
Accrued management fees - Note 9                                  1,207,435           1,352,932            846,571
Note payable - revolving credit
 line obligation                                                        ---                 ---            984,639
Current portion of long-term debt -
 Note 5                                                             101,354              81,139             81,139
                                                                -----------         -----------        -----------
TOTAL CURRENT LIABILITIES                                         4,609,300           5,168,504          5,576,368

LONG-TERM DEBT, less current
 portion - Note 5                                                   860,848              88,002             45,199

SALARY CONTINUATION PLAN OBLIGATION -
 Note 11                                                             27,238             136,198            190,678

MINORITY INTEREST                                                   580,131             709,008            792,534



                                                 DECEMBER 31,                    JUNE 30,
                                           1994                 1995               1996
                                           ----                 ----             --------
                                                                      (Unaudited)
COMMITMENTS AND CONTINGENCIES
 - Notes 6, 10, 11 and 13

STOCKHOLDERS' EQUITY
Common stock - $1 par value,
 authorized 100,000 shares;
 issued and outstanding
 22,500 shares                               22,500               22,500            22,500
Additional paid-in capital                3,671,393            3,671,393         3,671,393
Retained earnings                         4,115,272            4,602,548         4,719,291

                                          7,809,165            8,296,441         8,413,184
                                        -----------          -----------       -----------
                                        $13,886,682          $14,398,153       $15,017,963
                                        ===========          ===========       ===========

See accompanying notes to consolidated financial statements.


                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                     YEARS ENDED DECEMBER 31,                    SIX MONTHS ENDED JUNE 30,
                                            1993               1994             1995               1995             1996
                                            ----               ----             ----               ----             ----
                                                                                                        (UNAUDITED)

SALES-NET                                $41,893,893        $47,527,285      $46,822,159       $22,681,907      $24,386,783

COST OF GOODS SOLD                        31,695,827         36,051,409       35,012,962        17,203,225       18,059,877
                                         -----------        -----------      -----------       -----------      -----------
GROSS PROFIT                              10,198,066         11,475,876       11,809,197         5,478,682        6,326,906
                                         -----------        -----------      -----------       -----------      -----------
OPERATING EXPENSES
Warehouse and distribution                 3,028,990          3,373,987        3,479,527         1,736,821        1,889,583
Selling                                    2,832,170          3,066,661        3,259,047         1,556,536        1,823,763
General and administrative                 2,346,406          2,339,469        2,505,132         1,202,293        1,235,176
Management fees - Note 9                   1,386,410          1,470,854        1,719,061           773,347        1,126,571
                                         -----------        -----------      -----------       -----------      -----------
TOTAL OPERATING EXPENSES                   9,593,976         10,250,971       10,962,767         5,268,997        6,075,093

OPERATING INCOME                             604,090          1,224,905          846,430           209,685          251,813

OTHER INCOME AND (EXPENSE)
Interest expense                            (164,647)          (168,114)         (73,268)          (61,422)         (26,718)
Miscellaneous - net - Note 7                 205,008            110,442          159,340            95,769          120,139

                                              40,361            (57,672)          86,072            34,347           93,421

INCOME BEFORE PROVISION FOR
  INCOME TAXES                               644,451          1,167,233          932,502           244,032          345,234

PROVISION FOR INCOME TAXES
 (BENEFIT) - Note 4
Current                                      270,987            458,379          358,461           117,169          176,360
Deferred                                       2,000            (32,808)         (42,112)          (41,923)         (31,395)

                                             272,987            425,571          316,349            75,246          144,965
INCOME BEFORE MINORITY
 INTEREST                                    371,464            741,662          616,153           168,786          200,269

MINORITY INTEREST IN
 EARNINGS OF SUBSIDIARY                       81,985            156,901          128,877            41,791           83,526
                                         -----------        -----------      -----------       -----------       ----------
NET INCOME                                 $ 289,479          $ 584,761         $487,276          $126,995         $116,743
                                         ===========        ===========      ===========       ===========       ==========

See accompanying notes to consolidated financial statements.



                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                                                                 ADDITIONAL
                                           COMMON STOCK                          PAID-IN              RETAINED
                                  SHARES                 AMOUNT                  CAPITAL              EARNINGS             TOTAL
                                  ------                 ------                  ----------           --------            -------
BALANCE - JANUARY 1, 1993          22,500                 $22,500                $2,841,147            $3,241,032         $6,104,679

Net income for the year                --                      --                        --               289,479            289,479

Capital contribution
 from stockholders
 -  Note 9                             --                      --                   830,246                    --            830,246
                                   ------                 -------                ----------            ----------         ----------
BALANCE - DECEMBER 31, 1993        22,500                  22,500                 3,671,393             3,530,511          7,224,404

Net income for the year                --                      --                        --               584,761            584,761
                                   ------                 -------                ----------            ----------         ----------
BALANCE - DECEMBER 31, 1994        22,500                  22,500                 3,671,393             4,115,272          7,809,165

Net income for the year                --                      --                        --               487,276            487,276
                                   ------                 -------                ----------            ----------         ----------
BALANCE - DECEMBER 31, 1995        22,500                  22,500                 3,671,393             4,602,548          8,296,441

Net income for the six
 months (Unaudited)                    --                      --                        --               116,743            116,743
                                   ------                 -------                ----------            ----------         ----------
BALANCE - JUNE 30, 1996
 (Unaudited)                       22,500                 $22,500                $3,671,393            $4,719,291         $8,413,184
                                   ======                 =======                ==========            ==========         ==========


See accompanying notes to consolidated financial statements.


                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                YEARS ENDED                              SIX MONTHS ENDED
                                                                DECEMBER 31,                                  JUNE 30,
                                                1993              1994              1995              1995                1996
                                                ----              ----              ----              ----  (UNAUDITED)   ----
OPERATING ACTIVITIES
Net income for the period                       $289,479          $584,761          $ 487,276         $126,995            $116,743
                                              ----------         ---------          ---------         --------           ---------
Adjustments to reconcile net income
 to net cash provided by
   (used in) operating activities:
Depreciation                                     288,713           325,229            308,163          171,053             189,048
Deferred income taxes                              2,000           (32,808)           (42,112)         (41,923)            (31,395)
Minority interest in earnings of
 subsidiary                                       81,985           156,901            128,877           41,791              83,526
(Gain) loss on dispositions of
 property and equipment                          (20,050)           18,420              1,698            1,098              (4,850)
(Increase) decrease in:
   Accounts receivable - trade                 1,386,410          (558,246)          (481,670)         141,801            (618,909)
   Federal and state income taxes
    receivable                                  (421,311)              ---           (114,585)        (110,842)            107,190
   Inventories                                    (5,881)         (593,589)           613,080          898,322            (529,683)
   Prepaid expenses and other                    252,722            41,526             58,126           (5,096)           (131,176)
Increase (decrease) in:
   Account payable - trade                       (56,125)          (48,158)           729,891          143,877             221,380
   Accrued taxes and expenses                    414,299            94,572            (73,616)        (365,533)           (287,241)
   Federal and state income taxes
    payable                                       32,027           164,874           (222,353)        (226,906)             (4,553)
   Accrued management fees                           ---         1,207,435            145,497         (720,216)           (506,361)
   Salary continuation plan obligation               ---            27,238            108,960           54,480              54,480
                                              ----------         ---------          ---------         --------           ----------
TOTAL ADJUSTMENTS                              1,954,789           803,394          1,159,956          (18,094)         (1,458,544)
                                              ----------         ---------          ---------         --------           ----------
NET CASH PROVIDED BY (USED IN)
 OPERATING ACTIVITIES                          2,244,268         1,388,155          1,647,232          108,901          (1,341,801)
                                              ----------         ---------          ---------         --------           ----------


                                      -6-

                                                             YEARS ENDED                                 SIX MONTHS ENDED
                                                             DECEMBER 31,                                    JUNE 30,
                                                1993              1994              1995              1995                1996
                                                ----              ----              ----              ----  (UNAUDITED)   ----

INVESTING ACTIVITIES
Acquisition of property and
 equipment                                     (415,872)          (682,723)          (317,897)         (77,557)           (281,014)
Proceeds from disposition of
 property and equipment                          17,600              6,805              5,800            6,399               6,583
Increase in cash surrender
 value of officer's life
 insurance                                          ---            (21,155)           (28,678)             ---                ---
                                              ----------         ---------          ---------         --------           ----------

NET CASH USED IN INVESTING ACTIVITIES          (398,272)          (697,073)          (340,775)         (71,158)           (274,431)
                                              ----------         ---------          ---------         --------           ----------

(Continued)



                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                                                YEARS ENDED                               SIX MONTHS ENDED
                                                                DECEMBER 31,                                  JUNE 30,

                                                1993              1994              1995              1995                1996
                                                ----              ----              ----              ----  (UNAUDITED)   ----
FINANCING ACTIVITIES
Increase in (reduction of) notes payable      (1,978,841)         (554,571)          (793,061)         228,581              941,836
                                              ----------         ---------          ---------         --------           ----------
NET CASH PROVIDED BY (USED IN)
  FINANCING ACTIVITIES                        (1,978,841)         (554,571)          (793,061)         228,581              941,836
                                              ----------         ---------          ---------         --------           ----------
NET INCREASE (DECREASE) IN CASH
  FOR THE PERIOD                                (132,845)          136,511            513,396          266,324             (674,396)

CASH AND CASH EQUIVALENTS -
  BEGINNING OF PERIOD                            309,961           177,116            313,627          313,627              827,023
                                              ----------         ---------          ---------         --------           ----------
CASH AND CASH EQUIVALENTS -
  END OF PERIOD                               $ 177,116          $ 313,627          $ 827,023         $579,951             $152,627
                                              ==========         =========          =========         ========           ==========







See accompanying notes to consolidated financial statements.

- -8-

                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (INFORMATION FOR JUNE 30, 1995 AND 1996 IS NOT PRESENTED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Tennessee Building Products, Inc., Nashville, Tennessee ("Parent"), and its 78.96%-owned subsidiary, Titan Building Products, Inc., Charlotte, North Carolina ("Subsidiary"). Material intercompany accounts and transactions have been eliminated in consolidation.

The Companies are suppliers of building products, with warehouse and showroom locations in Nashville and Chattanooga, Tennessee, Charlotte, North Carolina, and Greenville, South Carolina, as well as a showroom only in Huntsville, Alabama. The Company also has a division that specializes in glass products located in Nashville, Tennessee.

Cash and cash equivalents

For purposes of the statements of cash flows, all highly liquid debt instruments with a maturity date at purchase of three months or less are considered cash equivalents. There were no cash equivalents as of December 31, 1995 or 1994.

Inventories

Inventories are reported at lower of cost or market, with cost determined by the last-in, first-out (LIFO) method for the majority of inventories, and the first-in, first-out (FIFO) method for the balance.

Properties and depreciation

Properties are reported at cost and include improvements that significantly add to utility or extend useful lives. Costs of maintenance and repairs are charged to expense. When depreciable assets are disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gain (except on trade-ins) or loss is included in earnings for the period. Gains on trade-ins are applied to reduce the cost of the new acquisition. Depreciation and amortization are calculated principally by the straight-line method to allocate the cost of depreciable assets over their estimated useful lives.

                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (INFORMATION FOR JUNE 30,1995 AND 1996 IS NOT PRESENTED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes

The Parent Company is classified as an S corporation under the Internal Revenue Code. For federal income tax purposes, earnings of the Parent Company are taxable to the stockholders individually, and the Parent does not incur federal income tax obligations. Such status has no effect on the Company's state income tax obligation.

The Subsidiary is classified as a C corporation for federal income tax purposes.

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities. Such differences will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Substantially all consolidated retained earnings at December 31, 1995, 1994 and 1993, result from either accumulations of the Parent prior to the date the S election became effective, or accumulations attributable to the Subsidiary.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

Effective   January   1,  1995,  the  Company  adopted  Statement  of  Financial
Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments." SFAS 107 requires companies to disclose the fair value of their financial instruments, whether or not recognized in the consolidated balance sheet, where it is practical to estimate that value. In management's opinion, the carrying amount of all financial instruments approximates market value.

                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (INFORMATION FOR JUNE 30, 1995 AND 1996 IS NOT PRESENTED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments (continued)

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash

     The carrying amount approximates fair value.

     Long-term Debt

     The  carrying   amounts  of  the  Company's   borrowings   under  its  bank
     line-of-credit   and  acquisition   loans  with  variable   interest  rates
     approximate their fair value.

     Salary Continuation Plan Obligation

     The carrying amount of the Company's salary continuation plan obligation, which is discounted to present value based on current rates, is considered to approximate its fair value.

Reclassification

Certain items on the income statements have been reclassified from the previously issued audited financial statements, with no effect to net income, to comply with reporting requirements under Regulation S-X of the Securities and Exchange Commission.

Unaudited Interim Statements

The interim financial information included herein is unaudited; however, the information reflects all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary to a fair presentation of the financial position, results of operations, and cash flows for the interim periods.

                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (INFORMATION FOR JUNE 30, 1995 AND 1996 IS NOT PRESENTED)

NOTE 2 - INVENTORIES

A summary of ending inventories included in the determination of cost of goods sold for the years ended December 31, 1993, 1994 and 1995, follows:


                                                     1992              1993          1994             1995
                                                    ------            ------        ------           ------
   Inventories stated at LIFO:
      At lower of cost
       (first-in, first-out
         method) or market                         $6,729,998        $7,255,648      $7,779,764       $6,885,542

      Adjustment to LIFO                           (1,111,927)       (1,618,906)     (1,744,301)      (1,441,121)
                                                   ----------        ----------      ----------       ----------

                                                    5,618,071         5,636,742       6,035,463        5,444,421
      Inventories stated at
       lower of cost (FIFO)
       or market                                      308,498           295,708         490,576          468,538
                                                   ----------        ----------      ----------       ----------
                                                   $5,926,569        $5,932,450      $6,526,039       $5,912,959
                                                   ==========        ==========      ==========       ==========


NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following as of December 31:

                                        1994                    1995
                                        ----                    ----
 Automobiles and trucks                 $1,049,852              $1,164,554
 Warehouse machinery and equipment       1,085,423               1,080,749
 Office machinery and equipment            559,944                 619,149
 Leasehold improvements                    430,742                 618,720
 Construction in progress                  212,623                  42,426
                                        ----------              ----------
                                         3,338,584               3,525,598
 Less accumulated depreciation           2,069,738               2,254,516
                                        ----------              ----------
                                        $1,268,846              $1,271,082
                                        ==========              ==========

Depreciation  expense totals  $288,713,  $325,229 and $308,163 in 1993, 1994 and
1995, respectively. The general range of useful lives is 3 to 30 years for leasehold improvements and 3 to 10 years for all other depreciable assets. Fully depreciated assets amount to approximately $1,532,600 as of December 31, 1995.

                TENNESSEE BUILDING PRODUCTS, INC, AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (INFORMATION FOR JUNE 30,1995 AND 1996 IS NOT PRESENTED)

NOTE 4 - INCOME TAXES

A schedule of the provision for income taxes, substantially all of which is attributable to pre-tax earnings of the Subsidiary, follows:


                                1993               1994              1995
                                ----               ----              ----
Federal:
Current                      $213,548            $391,595         $288,846
Deferred                          853             ( 8,345)         (17,652)
                             --------            --------         --------
                              214,401             383,250          271,194
                             --------            --------         --------
State:
Current                        57,439              66,784           69,615
Deferred                        1,147            ( 24,463)        ( 24,460)
                             --------            --------         --------
                               58,586              42,321           45,155
                             --------            --------         --------
Provision for income taxes   $272,987            $425,571         $316,349
                             ========            ========         ========
Total income taxes paid      $239,913            $328,362         $695,399
                             ========            ========         ========


The net deferred tax asset included in other assets in the accompanying balance sheets consists of the following amounts of deferred tax assets and liabilities as of December 31:

                                            1994             1995
                                            ----             ----
Deferred tax asset                          $70,656          $121,327
Deferred tax liability                      (26,668)          (35,227)
                                            -------          --------
Net deferred tax asset                      $43,988          $ 86,100
                                            =======          ========

                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (INFORMATION FOR JUNE 30, 1995 AND 1996 IS NOT PRESENTED)

NOTE 4 - INCOME TAXES (CONTINUED)

The deferred tax effects of principal temporary differences as of December 31, 1994 and 1995, are shown in the following table:

                                         1994                1995
                                         ----                ----
Property and equipment                  ($25,161)          ($34,535)
Allowance for doubtful accounts           63,653             75,863
Inventory capitalization                   3,861             36,600
Salary continuation plan obligation        1,635              8,172
                                         -------            -------
                                         $43,988            $86,100
                                         =======            =======
The following is a reconciliation of the actual provision for income taxes with the provision computed at the federal statutory rate (34%):

                                   1993                1994              1995
                                   ----                ----              ----
Provision computed at
 statutory rate                    $219,113           $396,859         $317,051
Effect of accounting losses
of Parent Company
(S Corporation) for which
there is no current tax benefit       5,493              8,692            5,422
Tax effect of state income taxes     34,199             27,932           29,802
State income tax refund                   -           ( 29,975)               -
Other                                14,182             22,063          (35,926)
                                   --------           --------         --------
Provision for income taxes         $272,987           $425,571         $316,349
                                   ========           ========         ========

                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
           (INFORMATION FOR JUNE 30, 1995 AND 1996 IS NOT PRESENTED)


NOTE 5 - LONG-TERM DEBT

Long-term debt consists of the following as of December 31:

                                   1994                          1995
                           Total         Current          Total        Current
                          Balance        Portion         Balance       Portion
                          -------        -------         -------       -------
Revolving credit line
 obligations-
 SunTrust Bank     (1)    $686,156       $     -         $     -        $    -


Revolving credit line
 obligation-
 NationsBank       (2)     276,046        101,354         169,141        81,139
                          --------       --------        --------       -------
                          $962,202       $101,354        $169,141       $81,139
                          ========       ========        ========       =======


(1) The Company is a party to a certain Loan Agreement (the "Agreement") with SunTrust Bank (formerly Third National Bank) in Nashville, Tennessee (the "Bank"), which provides for a maximum $2,000,000 Line of Credit and $3,000,000 Revolving Credit. The loans were scheduled to mature September, 1995. Subsequent to year end, the Agreement was extended to mature in September, 1996. Borrowings against these lines, which had a zero balance at December 31, 1995, are evidenced by notes which bear interest, payable monthly, at the Bank's "base rate". The notes are collateralized by a security interest in all accounts receivable and inventories.

         In addition to various other terms and conditions, the Agreement requires the Company to maintain certain minimum balances and ratios pertaining principally to net worth and debt. The Company is also required to maintain a zero outstanding balance under the $2,000,000 Line of Credit Note for at least 30 consecutive days each year.

         Combined borrowings under the agreements ranged up to a maximum of $1,972,000 in 1995 ($3,544,000 in 1994) and averaged $668,000
         ($2,169,434 in 1994), at an average effective interest rate of 8.07% (6.73% in 1994).

                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (INFORMATION FOR JUNE 30, 1995 AND 1996 IS NOT PRESENTED)

NOTE 5 - LONG-TERM DEBT (CONTINUED)

       (2) The Company has an additional line of credit, based on an agreement entered into in October, 1989, with NationsBank. Borrowings under the agreement are evidenced by notes maturing January 1, 2000, April 1, 2001, November 1, 1997 and June 1, 1998. The notes require monthly interest payments computed at an annual rate of 1/4 of 1% below the Bank's published prime rate, and are collateralized by a security interest in certain machinery, equipment and vehicles. The maximum amount outstanding under the line may not exceed the aggregate net book value of such collateral. Accordingly, the current portion of the obligation as of December 31, 1995, is reflected in the amount of the projected decrease in net book value of the assets pledged. Borrowings under the line, which had a balance of $169,141 at December 31, 1995, ranged up to a maximum of $276,046 ($364,213 in 1994), and averaged $274,663 in 1995
             ($336,417 in 1994), at an average effective interest rate of 9.01% in 1995 (7.08% in 1994). In addition to other conditions, the agreement requires the Company to maintain a certain minimum debt to tangible net worth ratio (as defined), and prohibits the Company from incurring a net operating loss for four consecutive quarters. The obligation is secured by equipment with a net book value of $185,000 as of December 31, 1995.

Aggregate annual principal maturities of all long-term debt are as follows: 1996
- - $81,139; 1997 $54,180; 1998 - $21,627; and 1999 - $12,195.

Total interest paid on all indebtedness amounted to: 1994 - $168,114; 1995 - $73,268.

                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (INFORMATION FOR JUNE 30,1995 AND 1996 IS NOT PRESENTED)

NOTE 6 - OPERATING LEASES

The Company is lessee under various cancelable and noncancelable operating leases. Following is a summary of rental expense incurred under all operating leases by major class:

                                            1993                                         1994
                              Related                                     Related
                              Parties     Outsiders       Total           Parties     Outsiders         Total
                              -------     ---------       -----           -------     ---------         -----
Real property                 $444,189     $273,856      $718,045        $444,189       $309,450       $753,639
Equipment                          ---       48,637        48,637             ---         59,889         59,889
Vehicles                           ---      158,544       158,544             ---        164,869        164,869
                              --------     --------      --------        --------       --------       --------

Total                         $444,189     $481,037      $925,226        $444,189       $534,208       $978,397
                              ========     ========      ========        ========       ========       ========

                                            1995

                              Related
                              Parties     Outsiders       Total
                              -------     ---------       -----
Real property                 $493,765     $373,068      $866,833
Equipment                          ---       57,268        57,268
Vehicles                           ---      144,727       144,727

Total                         $493,765     $575,063    $1,068,828
                              ========     ========    ==========


                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (INFORMATION FOR JUNE 30, 1995 AND 1996 IS NOT PRESENTED)

NOTE 6 - OPERATING LEASES (CONTINUED)

The rental expense for real property paid to related parties has not been reduced by sublease rentals received on a portion of the Chattanooga warehouse in the amount of $1,800, $43,380 and $51,213 in 1993, 1994 and 1995,
respectively. The sublease agreement expires in November, 1996.

The lease on the Nashville, Tennessee warehouse and office facility runs through December 31, 2002. The lease on the Charlotte, North Carolina warehouse and office facility has been renewed through February 28, 2000. During 1993, 1994 and 1995, applicable lease provisions under the North Carolina facility lease were amended for additional square footage added to the leased premises at similar rental rates. The leases require monthly rental payments plus payment of all property taxes and insurance.

The Company also leases certain vehicles under short-term arrangements and various items of warehouse equipment.

Real property leases, some of which are with a related partnership whose partners are the principal officers and stockholders of the Company, also require payment of related repairs, utilities, property taxes and insurance. A schedule of minimum future rentals required under all noncancelable operating leases, including the renewal lease of the Charlotte, North Carolina facility referred to above, follows:

                Related
                Parties            Outsiders           Total

1996            $510,996          $ 413,435          $924,431
1997             510,996            400,511           911,507
1998             510,996            383,309           894,305
1999             510,996            336,520           847,516
2000             510,996             53,619           564,615
Thereafter     1,021,992                  -         1,021,992
               ---------          ---------         ---------
              $3,576,972         $1,587,394        $5,164,366
              ==========         ==========        ==========

                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (INFORMATION FOR JUNE 30, 1995 AND 1996 IS NOT PRESENTED)



NOTE 7 - MISCELLANEOUS INCOME AND EXPENSE

Miscellaneous income and (expense) consisted of the following in 1993, 1994, and 1995.

                              1993              1994             1995
                              ----              ----             ----
 Rebates                  $ 23,547          $ 12,361          $24,792
 Service charges on
   accounts receivable     113,332           130,190          113,320
 Rental income               6,501            48,630           55,746
 Other - net                10,088             9,751           30,478
 Gain (loss) on
   dispositions of
   property
   and equipment            20,050           (18,420)         ( 1,698)
 Collection expense        (38,566)          (43,022)         (32,667)
 Bank service charges      (25,717)          (29,048)         (30,631)
 Sales tax refunds          95,773                 -                -
                          --------          --------          -------
 Miscellaneous
   income - net           $205,008          $110,442         $159,340
                          ========          ========         ========


NOTE 8 - EMPLOYEE BENEFIT PLANS

The Company sponsors a 401(k) profit-sharing plan covering employees who are at least 21 years old, and have at least one year of service with the Company.

The amount of annual employer contributions to the plan is discretionary, as determined by the Board of Directors, up to the maximum deduction allowable for federal income tax purposes. The Company contributed $75,000 to the plan for 1993, and $50,000 each year for 1994 and 1995.

                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (INFORMATION FOR JUNE 30,1995 AND 1996 IS NOT PRESENTED)

NOTE 9 - TRANSACTIONS WITH RELATED PARTIES

The Parent Company has a management agreement with F & S Management Company, a Tennessee general partnership (the "Partnership"), whose owners are the two principal officers and stockholders of the Company. The agreement provides for the Company to pay the Partnership an annual management fee based on a formula tied to the Parent's taxable income before management fee.

Management fees paid or payable under the agreement amounted to $1,386,410, $1,470,854 and $1,719,061 for 1993, 1994 and 1995, respectively, of which the unpaid balances of $1,207,435 and $1,352,932 as of December 31, 1994 and 1995, respectively, are reported under current liabilities.

Accrued management fees under the agreement for 1993 were paid on December 31, 1993, by issuance of a note payable to the Partnership, of which a portion of the 1993 note was simultaneously distributed out of the Partnership to the partners and contributed by them back to the Company as additional paid-in capital.



NOTE 10 - SELF-INSURANCE PROGRAM

The Company has a self-insured program for its employees' medical claims. A portion of these costs are covered by employee payroll deductions. The Company's maximum liability for any one year (less employee contributions) is $60,000 per claim. The Company's total expense under the plan amounted to $497,859, $393,169 and $401,704 in 1993, 1994 and 1995, respectively.

                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (INFORMATION FOR JUNE 30, 1995 AND 1996 IS NOT PRESENTED)

NOTE 11 - SALARY CONTINUATION PLAN

During 1994, the Company formalized a nonqualified salary continuation plan for certain key officers. Plan benefits provided under the plan are contingent on the continuous employment of the officer with the Company through retirement and compliance with other terms specified in the agreement. The agreement provides that monthly payments will be made to the officer or his beneficiary for fifteen years beginning upon the earliest to occur of the officer's death or retirement. The principal cost of the plan is being accrued on the straight-line basis over the anticipated remaining period of active employment, based on the present value of the expected retirement benefit. The recognized liability relating to the plan amounted to $27,238 in 1994 and $136,198 in 1995. The recognized expense relating to the plan amounted to $27,238 in 1994 and $108,960 in 1995.


NOTE 12 - ACCRUED TAXES AND EXPENSES

Accrued taxes and expenses consist of the following as of December 31:

                                            1994                   1995
                                            ----                   ----
Accrued payroll                             $ 581,103              $493,435
Accrued commissions                           176,190               235,303
Sales tax collected and payable               214,903               219,074
Accrued contribution to 401(k) plan            50,000                50,000
Accrued taxes and licenses                    158,497               147,117
Accrued group health insurance                165,000               159,911
Accrued professional fees                      44,000                39,406
Other                                          33,721                 5,552
                                            ---------              --------

                                           $1,423,414            $1,349,798
                                           ==========            ==========

                TENNESSEE BUILDING PRODUCTS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            (INFORMATION FOR JUNE 30,1995 AND 1996 IS NOT PRESENTED)


NOTE 13 - CONCENTRATIONS OF CREDIT RISK

The Company maintains cash and cash equivalent balances at a financial institution in Tennessee. Accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances per bank amounted to approximately $749,000 at December 31, 1995.

The majority of the Company's sales are derived from customers within a 50-mile radius of Charlotte, North Carolina and a 100-mile radius of Nashville, Tennessee. The Company extends trade credit to its customers which consist principally of building contractors. Concentrations of credit risk with respect to trade receivables are limited, since the risk is spread over a large number of customers that make up the Company's customer base. The Company controls credit risk through credit approvals, credit limits and monitoring procedures. The Company performs in-depth credit evaluations for all new customers. Bad debt expenses have not been material.



NOTE 14 - SALE OF BUSINESS

On July 28, 1996, the Companies and their shareholders entered into an agreement with Morgan Products Ltd. to sell substantially all of the assets, less certain liabilities, and operations of the Companies for a selling price of approximately $15,300,000. The closing date is to be determined upon performance of certain items specified in the agreement, with good faith efforts of both parties to accomplish closing by September 30, 1996.

                                                                    APPENDIX B



                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


         The following sets forth the Company's Unaudited Pro Forma Combined Statement of Operations and the Company's Unaudited Pro Forma Combined Balance Sheet, in each case giving effect to the acquisition of Tennessee Building Products, Inc. and Subsidiary ("TBP Acquisition") described in Note 1 hereto as if such acquisition had been consummated as of January 1, 1995 (in the case of the Unaudited Pro Forma Combined Statements of Operations) and on June 29, 1996 (in the case of the Unaudited Pro Forma Combined Balance Sheet). The Unaudited Pro Forma Combined Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the acquisition assumed herein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

         The TBP Acquisition will be accounted for by the Company as a purchase whereby the basis for accounting for TBP's assets and liabilities will be based upon their fair values at the date of the TBP Acquisition. Pro forma adjustments, including the preliminary purchase price allocation resulting from the TBP Acquisition as described in Note 1 of the Notes to the Unaudited Pro Forma Combined Financial Statements, represent the Company's initial determination of these adjustments and are based upon preliminary information, assumptions and operating decisions which the Company considers reasonable under the circumstances. Final amounts may differ from those set forth herein.



              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                Pro Forma                Pro Forma
                                                Morgan                    TBP                  Adjustments                Combined
                                                ------                    ----                 -----------               ----------
Statement of Operations Data:
Net Sales.............................           $338,026                 $46,822             $       0                  $384,848
Cost of goods sold....................            290,563                  35,013                   420 (2)(4)            325,996
                                                 --------                 -------             ---------                  ---------

Gross profit..........................             47,463                  11,809                  (420)                   58,852
                                                 --------                 -------             ---------                  ---------


Operating expenses:
Sales and marketing...................             35,652                   6,739                     0                    42,391
General and administrative............             11,033                   2,505                   316 (2)                13,854
Management fees.......................                  0                   1,719                (1,719)(3)                     0
Provision for restructuring...........                 51                       0                     0                        51
                                                 --------                 -------             ---------                  ---------

                                                   46,736                  10,963                (1,403)                   56,296
                                                 --------                 -------             ---------                  ---------

Operating income......................                727                     846                   983                     2,556
                                                 --------                 -------             ---------                  ---------


Other (expense) income:
Interest..............................             (3,763)                    (73)               (1,473)(5)                (5,309)
Other.................................                450                     159                     0                       609
                                                 --------                 -------             ---------                  ---------

                                                   (3,313)                     86                (1,473)                   (4,700)
                                                 --------                 -------             ---------                  ---------

Income (loss) before income
    taxes.............................             (2,586)                    932                  (490)                   (2,144)
Provision for income taxes............                 42                     316                  (316)(6)                    42
                                                 --------                 -------             ---------                  ---------

Net income (loss) before
    minority interest.................          $  (2,628)                    616                  (174)                   (2,186)
Minority interest in earnings of                        0                     129                  (129)(7)                     0
    subsidiary........................
                                                 --------                 -------             ---------                  ---------

Net income (loss).....................          $  (2,628)               $    487              $    (45)                $  (2,186)
                                                 --------                 -------             ---------                  ---------
                                                 --------                 -------             ---------                  ---------

Income (loss) per share...............          $   (0.30)                                                              $   (0.25)
                                                 ---------                                                                --------
                                                 ---------                                                                --------

Weighted average common shares                      8,644                                                                   8,644
    and common equivalent shares                 ---------                                                                 -------
         outstanding..................           ---------                                                                 -------






  See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements.



              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 29, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                 Pro Forma            Pro Forma
                                                       Morgan                 TBP               Adjustments           Combined
                                                       ------                 ---               -----------           ---------
Statement of Operations Data:
Net Sales......................................        $169,744               $24,387            $      0              $194,131
Cost of goods sold.............................         144,867                18,060                 128 (2)(4)        163,055
                                                       --------               -------            --------              --------

Gross profit...................................          24,877                 6,327                (128)               31,076
                                                       --------               -------            --------              --------


Operating expenses:
Sales and marketing............................          16,641                 3,713                   0                20,354
General and administrative.....................           6,071                 1,235                 158 (2)             7,464
Management fees................................               0                 1,127              (1,127)(3)                 0
Provision for restructuring....................             881                     0                   0                   881
                                                       --------               -------            --------              --------

                                                         23,593                 6,075                (969)               28,699
                                                       --------               -------            --------              --------

Operating income...............................           1,284                   252                 841                 2,377
                                                       --------               -------            --------              --------


Other (expense) income:
Interest.......................................          (1,369)                  (27)               (725)(5)            (2,121)
Other..........................................             137                   120                   0                   257
                                                       --------               -------            --------              --------

                                                         (1,232)                   93                (725)               (1,864)
                                                       --------               -------            --------              --------

Income before income
    taxes......................................              52                   345                 116                   513
Provision for income taxes.....................              49                   145                (145)(6)                49
                                                       --------               -------            --------              --------

Net income before
    minority interest..........................               3                   200                 261                   464
Minority interest in earnings of                              0                    83                 (83)(7)                 0
    subsidiary.................................
                                                       --------               -------            --------              --------

Net income.....................................          $    3               $   117            $    344              $    464
                                                       --------               -------            --------              --------
                                                       --------               -------            --------              --------

Income per share...............................          $ 0.00                                                        $   0.05
                                                       --------                                                        --------
                                                       --------                                                        --------


Weighted average common shares                            8,684                                                           8,684
    and common equivalent shares                       --------                                                        --------
         outstanding...........................        --------                                                        --------



  See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements.



                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 29, 1996
                                 (IN THOUSANDS)

                                                Morgan                                          Pro Forma                Pro Forma
                                               Products                   TBP                  Adjustments                Combined
                                               --------                   ---                  -----------                ---------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents.........        $   2,105                 $    153               $   (153)(1)               $  2,105
    Accounts receivable, net..........           32,906                    6,640                      0                     39,546
    Inventories.......................           52,924                    6,443                  1,193 (1)                 60,560
    Other current assets..............              804                      254                    (58)(1)                  1,000
                                              ---------                 --------                --------                   --------
        Total current assets..........           88,739                   13,490                    982                    103,211
                                              ---------                 --------                --------                   --------


PROPERTY, PLANT &                                19,490                    1,361                    700(1)                  21,551
    EQUIPMENT, net....................        ---------                 --------                --------                 ---------

OTHER ASSETS                                      4,211                      167                  4,059(8)                   8,437

TOTAL ASSETS                                   $112,440                 $ 15,018               $  5,741                   $133,199
                                               --------                 --------               --------                   --------
                                               --------                 --------               --------                   --------

LIABILITIES &
    STOCKHOLDERS' EQUITY
    Short-term debt...................         $    221                 $    985               $      0                   $  1,206
    Current maturities of long-
        term debt.....................              928                       81                      0                      1,009
    Accounts payable..................           16,060                    2,602                   (443)(1)                 18,219
    Other current liabilities.........           10,211                    1,909                    (30)(9)                 12,090
                                              ---------                 --------                --------                   ---------

        Total current liabilities.....           27,420                    5,577                   (473)                    32,524
                                              ---------                 --------                --------                   ---------


LONG-TERM DEBT........................           32,057                       45                 15,610 (10)                47,712
SALARY CONTINUATION
    PLAN OBLIGATION...................                0                      191                   (191)(1)                      0
MINORITY INTEREST.....................                0                      792                   (792)(1)                      0

STOCKHOLDERS' EQUITY
    Common stock......................              865                       23                    (23)                       865
    Paid-in capital...................           33,779                    3,671                 (3,671)                    33,779
    Retained earnings.................           18,632                    4,719                 (4,719)                    18,632
                                              ---------                 --------                --------                   ---------
                                                 53,276                    8,413                 (8,413)                    53,276
Treasury stock........................              (48)                       0                      0                        (48)
Unamortized value of                               (265)                       0                      0                       (265)
    restricted stock..................        ---------                 --------                --------                   ---------



TOTAL STOCKHOLDERS'                              52,963                    8,413                 (8,413)(1)                 52,963
    EQUITY............................        ---------                 --------                --------                   ---------


TOTAL LIABILITIES &                            $112,440                 $ 15,018               $  5,741                   $133,199
    STOCKHOLDERS'                              --------                 --------               --------                   --------
        EQUITY........................         --------                 --------               --------                   ---------




  See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

- ----------------------

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. The Company's Unaudited Pro Forma Combined Financial Statements assume the TBP Acquisition (1) as of January 1, 1995 for purposes of the Unaudited Pro Forma Combined Statements of Operations and (2) on June 29, 1996 for purposes of the Unaudited Pro Forma Combined Balance Sheet.

       Under the terms of the Asset Purchase Agreement, certain assets of TBP were excluded and certain liabilities were not assumed. Accordingly, the pro forma adjustments reflect decreases in cash ($153), other current assets ($58), other assets ($167), accounts payable ($443), other current liabilities ($1,207), salary continuation plan obligation ($191), and minority interest ($792), along with a corresponding increase to TBP stockholders' equity ($2,255).

       The TBP Acquisition was financed through borrowings of $15,300 under the company's existing credit facility and a $1,177 additional variable amount payable related to the change in net book value from December 31, 1995 to June 29, 1996.

       The excess of cost over fair value of net assets acquired resulting from the preliminary purchase price allocation is assumed to be as follows:

Pro forma purchase price --
  Fixed amount stated in Asset Purchase Agreement..................  $15,300
  Variable amount related to assumed purchase price
    adjustment; calculated based on TBP net book value
    and excluded assets and liabilities at June 29, 1996...........    1,177

  Acquisition costs................................................      310
                                                                     -------
             Total pro forma purchase price........................   16,787
                                                                     -------
Pro forma historical net book value of assets acquired --
  Book value per historical financial statements...................    8,413

  Net liabilities excluded as described above......................    2,255
                                                                     -------
             Total pro forma historical net book value of
             assets acquired.......................................   10,668
                                                                     -------

Excess of purchase price over net book value of assets acquired....    6,119
  Allocated to:
             Inventories...........................................    1,193
             Machinery and equipment...............................      700
             Intangible assets.....................................      500
                                                                      ------
Remaining excess of cost over fair value of net assets
  acquired (goodwill)..............................................   $3,726
                                                                      ======

       The foregoing preliminary purchase price allocation is based on available information and certain assumptions the Company considers reasonable. The final purchase price allocation will be based upon a determination of the fair value of the net assets acquired at the date of the TBP Acquisition as determined by valuations and other studies, including an audit of the closing balance sheet, which are not yet complete. The final purchase price allocation may differ from the preliminary allocation.

2. The pro forma adjustment to reflect the effect of the preliminary purchase price allocation on costs of goods sold and general and administrative expense assumes:
                                              Year Ended       Six Months Ended
                                            December 31, 1995   June 29, 1996
                                            -----------------   --------------
Cost of goods sold --
Depreciation of amounts allocated to            $   117           $   58
machinery and equipment over 6 years........    ========          =======

General and administrative expenses --
Amortization of amounts allocated to other
intangible assets over 3 years..............    $   167            $  83
Amortization of goodwill over 25 years.......       149               75
                                                -------            ------

                                                $   316            $  158
                                                =======            ======

3. The management fees previously charged by F&S Management Company to TBP will not be incurred after the TBP Acquisition due to the cancellation of the management agreement.

4. The Company has elected the FIFO inventory method for the costing of inventory; as such the LIFO effect on cost of goods sold of $303 and $70 for the year ended December 31, 1995 and the six-months ended June 29,1996, respectively, was eliminated.

5.     The pro forma adjustment to interest expense assumes:

                                           Year Ended         Six Months Ended
                                       December 31, 1995        June 29, 1996
                                       -----------------        --------------
Additional interest expense related to --
$15,610 of net additional borrowings
  under the Company's credit facility......   $  1,370            $    674
$1,177 purchase price adjustment...........        103                  51
                                              --------            --------
                                              $  1,473            $    725
                                              ========            ========


       Interest expense is calculated assuming an average rate of 8.78% and 8.63% for 1995 and 1996, respectively.

6. The pro forma adjustment to the provision for income taxes assumes no federal or state income taxes as income would be offset by the Company's existing net operating loss position.

7. The allocation of income to a minority interest will not occur after the TBP Acquisition due to the elimination of the minority shareholder.

8.     The pro forma adjustment to other assets assumes:

       Eliminate excluded assets in the
       Asset Purchase Agreement.............................. $   (167)
       Record certain intangible
       assets................................................      500
       Record goodwill related to the TBP Acquisition........    3,726
                                                              --------
                                                              $  4,059
                                                              --------
                                                              --------

9.     The pro forma adjustment to other current liabilities assumes:

       Eliminate excluded liabilities in
       the Asset Purchase Agreement.......................... $ (1,207)
       Record purchase price adjustment......................    1,177
                                                              ---------
                                                              $    (30)
                                                              ---------
                                                              ---------

10.    The pro forma adjustment to long-term debt assumes:

       Record net additional borrowings under the Company's credit facility:

       Cash purchase price to seller........................  $ 15,300
       Acquisition transaction costs........................       310
                                                              --------
                                                              $ 15,610
                                                              --------
                                                              --------

                                INDEX TO EXHIBITS



        Exhibit No.            Description

             23                Consent of Kraft Bros., Esstman, Patton &
                               Harrell, PLLC